UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2009 (September 28, 2009)

GenTek Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)
90 East Halsey Road
Parsippany, New Jersey 07054
(Address of principal executive offices) (Zip Code)
(973) 515-0900
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
GenTek Inc. (“GenTek”) is filing this Amendment No. 2 (the “Amendment”) to GenTek’s Current Report filed on September 28, 2009, as amended by an Amendment No. 1, dated September 28, 2009 (the “Report”) solely to (i) revise the last paragraph of Item 1.01 to clarify that the Merger Agreement (as defined below) is not intended to change or supplement the disclosures in the Company’s public filings, but rather to govern the contractual rights and relationships, and to allocate risks, between the parties thereto, (ii) to delete the forward-looking statements language and (iii) to revise the “Additional Information” section to reflect that the tender offer discussed below has commenced.
This Amendment does not in any way alter or amend Item 7.01. Item 7.01, together with the corresponding Exhibits 2.1 and 99.1, remains unchanged in all respects from the Report.
Item 1.01 — Entry into a Material Definitive Agreement.
     On September 28, 2009, GenTek entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ASP GT Holding Corp., a Delaware corporation (“Parent”) and ASP GT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Parent is a wholly-owned subsidiary of investment funds managed by American Securities LLC, a private equity firm.
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a tender offer (the “Offer”) for all of GenTek’s outstanding shares of common stock, no par value (the “Common Stock”), at a purchase price of $38.00 per share in cash, without interest (subject to applicable withholding taxes). The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that a majority of the outstanding shares of Common Stock (determined on a fully diluted basis), and no less than a majority of the voting power of the shares of capital stock of GenTek then outstanding (determined on a fully diluted basis), shall have been validly tendered prior to the expiration of the Offer and not withdrawn. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into GenTek, with GenTek surviving as a wholly owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding share of Common Stock, other than shares of Common Stock owned by GenTek, Purchaser, or Parent, or any of their subsidiaries, and shares of Common Stock held by stockholders who properly demand an appraisal and comply with all provisions of the Delaware General Corporation Law relating to appraisal rights (to the extent that appraisal rights are available under the Delaware General Corporation Law), will be converted into the right to receive the same amount in cash per share that is paid pursuant to the Offer.
     The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature.
     GenTek may terminate the Merger Agreement under certain circumstances, including if GenTek’s board of directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, GenTek must pay to Parent a fee equal to $10 million plus reimburse certain expenses of Parent, up to $2 million.
     Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Offer Price and all related fees and expenses. Consummation of the Offer and the Merger is not subject to a financing condition.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished herewith as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to change or supplement the disclosures in GenTek’s public filings, but rather it is intended to govern the contractual rights and relationships between GenTek, Parent and the Purchaser. In particular, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risks between GenTek, Purchaser and Parent, rather than establishing matters of fact.
Item 7.01 — Regulation FD Disclosure.
     On September 28, 2009, GenTek issued a press release announcing that it had entered into the Merger Agreement with Parent and Purchaser. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.
Additional Information
     The tender offer described in this Current Report on Form 8-K and the exhibits attached commenced on September 29, 2009. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Common Stock was made only pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials, Purchaser filed with the Securities and Exchange Commission on September 29, 2009. In addition, GenTek filed with the Securities and Exchange Commission on October 2, 2009 a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Investors and GenTek stockholders are be able to obtain free copies of these documents and other documents filed by GenTek, Parent and Purchaser with the Securities and Exchange Commission at the website of the Securities and Exchange Commission at www.sec.gov. In addition, the tender offer statement on Schedule TO and related offering materials may be obtained for free from Parent. GenTek stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 28, 2009, by and among GenTek Inc., a Delaware corporation, ASP GT Holding Corp., a Delaware corporation and ASP GT Acquisition Corp., a Delaware corporation.

99.1*	Press Release issued by GenTek Inc., dated September 28, 2009.

*	Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTEK INC.
Date: October 2, 2009	By:	/s/ William E. Redmond, Jr.
	Name:	William E. Redmond, Jr.
	Title:	President and CEO

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 28, 2009, by and among GenTek Inc., a Delaware corporation, ASP GT Holding Corp., a Delaware corporation and ASP GT Acquisition Corp., a Delaware corporation.

99.1*	Press Release issued by GenTek Inc., dated September 28, 2009.

*	Previously filed.